Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter and Year Ending December 31, 2017 Earnings and Provides an Operational Update and 2018 Outlook
Houston, Texas — February 27, 2018 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial and operational results for the quarter and year ended December 31, 2017 and provided its 2018 outlook.
Highlights

•
Exceeded average daily production exit target for 2017 with 73,207 barrels of oil equivalent per day (“Boepd”) in the fourth quarter of 2017 and produced 66,144 Boepd for the year ended December 31, 2017.

•	Decreased lease operating expenses per Boe to $6.42 per Boe for the quarter ended December 31, 2017.

•
Completed and placed on production 88 gross (58.3 net) operated wells while investing $517.3 million of E&P capital expenditures (“E&P CapEx”), which excludes acquisitions, other capital and midstream capital, during 2017.

•	Acquired approximately 22,000 net acres in the over-pressured oil window of the Delaware Basin. The acquisition was announced in late 2017 and subsequently closed on February 14, 2018.

•
More than doubled core net inventory from 483 net undeveloped locations at December 31, 2016 to 1,092 net undeveloped locations at December 31, 2017, due to the expansion of the Company’s core footprint in the Williston Basin into much of Painted Woods and its entry in the Delaware Basin.

•	Oasis Midstream Partners LP (“OMP”) completed its initial public offering resulting in net proceeds distributed to Oasis of $132.1 million.

•
Commenced investment in second Wild Basin gas plant with a total capacity of 200 million standard cubic feet per day to service gas production from its highly economic inventory. OMP invested $94.7 million of capital in the second gas plant and $105.6 million of total capital expenditures in 2017. The Company invested $235.1 million in capital expenditures in midstream assets (“Midstream CapEx”) in 2017, including the $105.6 million attributable to OMP.

•	Successfully launched operations with second Oasis Well Services fracturing crew.

•
Net cash provided by operating activities was $507.9 million for the year ended December 31, 2017 and $209.1 million for the fourth quarter of 2017. Adjusted EBITDA, a non-GAAP financial measure, was $707.7 million for the year ended December 31, 2017 and $236.2 million for the fourth quarter of 2017. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“2017 was a tremendous year for Oasis. We successfully grew production 31% while spending within cash flow on the E&P side of the business,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Our Williston Basin position continues to generate top-in-class cash margins, which drives strong corporate level returns. We have supplemented our highly economic Williston Basin asset with the Forge acquisition located in the best part of the Delaware Basin. The depth of our core inventory increased organically in the Bakken and through our accretive Permian acquisition. We now have approximately 18 years of core and extended core inventory at our 2018 completion pace, which is economic at or below a $45 WTI oil price. In 2018 and 2019, we expect this capital efficient inventory to drive 15-20% production growth within cash flow on the E&P business.”
“Our well services and midstream businesses continue to be critical complements of our E&P operations. We introduced a second fracturing crew midyear 2017 and successfully completed the IPO of OMP in September,” added Nusz. “Oasis funded its Midstream CapEx in 2017 through OMP IPO proceeds of $132.1 million distributed to Oasis and capital spent at OMP of $105.6 million. Our midstream business has numerous highly attractive midstream investment opportunities in 2018, both in the Williston and potentially in the Delaware, all of which we expect will generate strong returns and will be built within 4-5x EBITDA multiples. Oasis plans to invest $235 million to $275 million in Midstream CapEx in 2018, of which $72 million to $90 million will be funded by OMP in 2018, and the balance is expected to be funded over time through OMP via drops.”
Inventory and Leasehold Update
Oasis’ total inventory increased to 2,578 net locations, of which 1,092 net locations are considered core. Core net undeveloped locations increased by 126%, from 483 net undeveloped locations at December 31, 2016 to 1,092 net undeveloped locations currently. Of the Company’s 1,092 core net locations, 585 are in the Williston Basin and 507 are in the Delaware Basin.
Oasis ended the year with a leasehold position of approximately 503,000 net acres in the Williston Basin, and, as of February 14, 2018, with a leasehold position in the Delaware Basin of approximately 22,000 net acres.

2018 Plan
Highlights for 2018 include:

•	Total E&P CapEx plan of approximately $815 million to $855 million, excluding acquisitions.

◦	Williston Basin - $700 million to $730 million

◦	Delaware Basin - $115 million to $125 million

•
Completing approximately 100 to 110 gross operated wells with a working interest of approximately 73% in the Williston Basin and approximately six to eight gross operated wells with high working interest in the Delaware Basin in 2018.

Metric	Range
Production (Boepd)
Full Year 2018	80,000 to 83,000
1st Quarter 2018	75,000 to 77,000
Full Year Financial Metrics
LOE ($ per Boe)	$7.00 to $7.50
Marketing, transportation and gathering (“MT&G”) ($ per Boe)(1)	$2.75 to $3.00
General and administrative (“G&A”) ($ in millions)(2)	$105 to $115
Production taxes (% of oil and gas revenue)	8.1% to 8.4%
2018 CapEx Plan ($ in millions)
E&P CapEx	$815 - $855
Midstream CapEx	235 - 275
Other(3)	40
__________________

(1)	Excludes the effect of non-cash valuation charges.

(2)	Includes non-cash amortization of restricted stock of approximately $30 to $32 million.

(3)	Includes capitalized interest, OWS and administrative capital.

Operational and Financial Update
Select operational and financial statistics are included in the following table for the periods presented:

	Quarter Ended:		Year Ended:
	12/31/2017	9/30/2017	12/31/2017	12/31/2016
Production data:
Oil (Bopd)	57,238	51,825	51,557	41,459
Natural gas (MMcfpd)	95,812	85,800	87,522	53,478
Total production (Boepd)	73,207	66,125	66,144	50,372
Percent Oil	78.2%	78.4%	77.9%	82.3%
Average sales prices:
Oil, without derivative settlements ($ per Bbl)	$54.97	$46.35	$48.52	$38.64
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”) ($ per Bbl)	0.50	1.82	2.60	4.76
Oil, with derivative settlements ($ per Bbl)(1)(2)	53.41	47.93	48.00	46.68
Oil derivative settlements - net cash receipts (payments) ($ in millions)(2)	(8.2)	7.5	(9.8)	122.0
Natural gas, without derivative settlements ($ per Mcf)(3)	4.64	3.50	3.81	1.99
Natural gas, with derivative settlements ($ per Mcf)(1)(2)(3)	4.72	3.58	3.86	1.99
Natural gas derivative settlements - net cash receipts ($ in millions)(2)	0.7	0.6	1.5	—
Selected financial data ($ in millions):
Revenues:
Oil	$289.5	$221.0	$913.1	$586.3
Natural gas	40.9	27.6	121.8	38.9
Purchased oil and gas sales	31.1	21.2	88.0	10.3
Midstream revenues	23.8	18.8	72.8	35.4
Well services revenues	19.2	16.1	52.8	33.8
Total revenues	$404.5	$304.7	$1,248.5	$704.7
Net cash provided by operating activities	$209.1	$88.9	$507.9	$228.0
Adjusted EBITDA	$236.2	$179.6	$707.7	$500.3
Select operating expenses:
LOE	$43.3	$45.3	$177.1	$135.4
Midstream operating expenses	6.7	4.3	17.6	9.0
Well services operating expenses(5)	13.4	10.3	37.2	20.7
MT&G(4)	19.0	15.2	56.6	29.5
Non-cash valuation charges	(1.3)	(0.2)	(0.8)	0.6
Purchased oil and gas expenses	31.6	21.7	89.3	10.3
Production taxes	27.8	21.1	88.1	56.6
Depreciation, depletion and amortization (“DD&A”)	146.6	132.3	530.8	476.3
Total select operating expenses	$287.1	$250.0	$995.9	$738.4
Select operating expenses data:
LOE ($ per Boe)	$6.42	$7.45	$7.34	$7.35
MT&G ($ per Boe)(4)	2.83	2.50	2.34	1.60
DD&A ($ per Boe)	21.76	21.75	21.99	25.84
E&P G&A ($ per Boe)	2.93	2.93	3.21	4.28
Production taxes (% of oil and gas revenue)	8.4%	8.5%	8.5%	9.1%
__________________

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges on pipeline imbalances and purchased oil and gas expenses.

(5)
For the year ended December 31, 2017, certain well services direct field labor compensation expenses are included in well services operating expenses on our Consolidated Statements of Operations, which were previously recognized in general and administrative expenses on our Consolidated Statements of Operations. For the years ended December 31, 2016 and 2015, well services operating expenses have been adjusted to include $2.9 million and $3.7 million, respectively, which were previously recognized in general and administrative expenses on our Consolidated Statements of Operations.

G&A expenses for the fourth quarter of 2017 totaled $24.6 million, and for the year ended December 31, 2017, G&A totaled $91.8 million. G&A expenses for the Company’s E&P segment totaled $19.7 million for the fourth quarter of 2017 and $77.6 million for the full year of 2017. E&P G&A expenses were $2.93 per Boe for the fourth quarter of 2017 and $3.21 per Boe for the full year of 2017. Amortization of equity-based compensation, which is included in G&A expenses, was $6.1 million, or $0.90 per Boe, for the fourth quarter of 2017 and $26.5 million, or $1.10 per Boe, for the full year of 2017.
Interest expense was $36.3 million for the fourth quarter of 2017 and $146.8 million for the full year of 2017. Capitalized interest totaled $4.0 million for the fourth quarter of 2017 and $12.8 million for the full year of 2017. Cash interest totaled $35.9 million for the fourth quarter of 2017 and $142.6 million for the full year of 2017. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended December 31, 2017, the Company recorded an income tax benefit of $202.8 million, resulting in an effective tax rate of 271.5% as a percentage of its pre-tax loss for the quarter. The Company’s income tax benefit for the year ended December 31, 2017 was recorded at $203.3 million, or 268.0% of its pre-tax loss. Fourth quarter 2017 results included a benefit of $171.9 million related to the re-measurement of the Company’s net deferred tax liabilities due to the recently enacted Tax Cuts and Jobs Act.
The Company reported net income attributable to Oasis of $124.6 million in the fourth quarter of 2017. For the full year of 2017, Oasis reported net income attributable to Oasis of $123.8 million. Excluding certain non-cash items and their tax effect in the fourth quarter of 2017 and the full year of 2017, Adjusted Net Income Attributable to Oasis (non-GAAP) was $27.1 million, or $0.12 per diluted share, and $4.9 million, or $0.02 per diluted share, respectively. For a definition of Adjusted Net Income (Loss) Attributable to Oasis and a reconciliation of net income (loss) attributable to Oasis to Adjusted Net Income (Loss) Attributable to Oasis, see “Non-GAAP Financial Measures” below.
The Company completed and placed on production 88 gross (58.3 net) operated wells during 2017 and 36 gross (22.4 net) during the fourth quarter of 2017.
Capital Expenditures
The following table depicts the Company’s CapEx for the year ended December 31, 2017:

2017
CapEx ($ in millions)
E&P (excluding acquisitions)	$517.3
Well Services	12.5
Other(1)	17.3
Total CapEx before acquisitions and midstream	547.1
Midstream	235.1
Total CapEx before acquisitions	782.2
Acquisitions	54.0
Total CapEx(2)	$836.2
__________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx (including acquisitions and midstream) reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statement of cash flows are presented on a cash basis.

Estimated Net Proved Reserves
The Company’s estimated net proved reserves and related PV-10 are based on reports prepared by DeGolyer and MacNaughton, independent reserve engineers. The table below summarizes the Company’s estimated net proved reserves and related PV-10 at December 31, 2017:

	December 31, 2017
	Net Estimated Reserves (MMBoe)	PV-10(1) (in millions)
Proved Developed	200.8	$2,600.4
Undeveloped	111.4	1,083.3
Total Proved	312.2	$3,683.7
__________________

(1)
PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows.

Liquidity and Balance Sheet
As of December 31, 2017, Oasis had cash and cash equivalents of $16.7 million. In addition, Oasis had $70.0 million of borrowings and $10.5 million of outstanding letters of credit issued under the Oasis credit facility and $78.0 million of borrowings under the OMP credit facility, resulting in an unused borrowing base capacity of $1,191.5 million for both revolving credit facilities as of December 31, 2017.
On December 13, 2017, the Company completed a public offering resulting in net proceeds of $302.6 million, after deducting underwriting discounts and commissions and offering expenses, which was raised to fund a portion of its acquisition in the Delaware Basin, but was initially used to repay borrowings from the Oasis credit facility. On February 14, 2018, the Company borrowed $502.0 million under the Oasis credit facility to fund cash due at closing of the acquisition.
On February 26, 2018, the Company entered into an amendment to the Oasis credit facility, resulting in the aggregate elected commitment being increased from $1,150.0 million to $1,350.0 million. The next redetermination of the borrowing base for the Oasis credit facility is scheduled for April 1, 2018. The OMP credit facility has a current borrowing capacity of $200.0 million.

Hedging Activity
As of February 27, 2018, the Company had the following outstanding commodity derivative contracts, all of which are priced relative to WTI crude oil index prices and settle monthly:

Crude oil (Volume in Mbopd)	1H18	2H18	1H19	2H19
Swaps
Volume	43.5	37.0	13.0	13.0
Price	$52.31	$51.45	$53.47	$53.47
Collars
Volume	3.0	3.0	—	—
Floor	$48.67	$48.67	$—	$—
Ceiling	$53.07	$53.07	$—	$—
3-way
Volume	—	—	3.0	3.0
Sub-Floor	$—	$—	$40.00	$40.00
Floor	$—	$—	$50.00	$50.00
Ceiling	$—	$—	$63.50	$63.50
Total Crude Oil Volume	46.5	40.0	16.0	16.0

Natural Gas (Volume in MMBtupd)
Swaps
Volume	22.7	23.0	—	—
Price	$3.05	$3.05	$—	$—
Total Natural Gas Volume	22.7	23.0	—	—
The December 2017 crude oil derivative contracts settled at $8.1 million and will be included in the Company’s first quarter of 2018 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, February 28, 2018
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/24637
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	0228614
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, March 7, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10117251
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Director, Corporate Finance & Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore unconventional oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc. Financial Statements

OASIS PETROLEUM INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2017	2016
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$16,720	$11,226
Accounts receivable, net	363,580	204,335
Inventory	19,367	10,648
Prepaid expenses	7,631	7,623
Derivative instruments	344	362
Other current assets	193	4,355
Total current assets	407,835	238,549
Property, plant and equipment
Oil and gas properties (successful efforts method)	7,838,955	7,296,568
Other property and equipment	868,746	618,790
Less: accumulated depreciation, depletion, amortization and impairment	(2,534,215)	(1,995,791)
Total property, plant and equipment, net	6,173,486	5,919,567
Derivative instruments	9	—
Long-term inventory	12,200	—
Other assets	21,600	20,516
Total assets	$6,615,130	$6,178,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,370	$4,645
Revenues and production taxes payable	213,995	139,737
Accrued liabilities	236,480	119,173
Accrued interest payable	38,963	39,004
Derivative instruments	115,716	60,469
Advances from joint interest partners	4,916	7,597
Other current liabilities	40	10,490
Total current liabilities	623,480	381,115
Long-term debt	2,097,606	2,297,214
Deferred income taxes	305,921	513,529
Asset retirement obligations	48,511	48,985
Derivative instruments	19,851	11,714
Other liabilities	6,182	2,918
Total liabilities	3,101,551	3,255,475
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 270,627,014 shares issued and 269,295,466 shares outstanding at December 31, 2017 and 237,201,064 shares issued and 236,344,172 shares outstanding at December 31, 2016	2,668	2,331
Treasury stock, at cost: 1,331,548 and 856,892 shares at December 31, 2017 and December 31, 2016, respectively	(22,179)	(15,950)
Additional paid-in capital	2,677,217	2,345,271
Retained earnings	717,985	591,505
Oasis share of stockholders’ equity	3,375,691	2,923,157
Non-controlling interests	137,888	—
Total stockholders’ equity	3,513,579	2,923,157
Total liabilities and stockholders’ equity	$6,615,130	$6,178,632

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$330,359	$192,265	$1,034,892	$625,233
Purchased oil and gas sales	31,072	8,405	87,989	10,272
Midstream revenues	23,813	13,026	72,752	35,406
Well services revenues	19,225	4,295	52,791	33,754
Total revenues	404,469	217,991	1,248,424	704,665
Operating expenses
Lease operating expenses	43,263	37,161	177,134	135,444
Midstream operating expenses	6,698	2,908	17,589	9,003
Well services operating expenses	13,370	2,569	37,228	20,675
Marketing, transportation and gathering expenses	17,722	8,062	55,740	30,108
Purchased oil and gas expenses	31,637	8,405	89,320	10,258
Production taxes	27,811	16,807	88,133	56,565
Depreciation, depletion and amortization	146,556	119,446	530,802	476,331
Exploration expenses	7,590	593	11,600	1,785
Impairment	866	717	6,887	4,684
General and administrative expenses	24,627	23,027	91,797	89,342
Total operating expenses	320,140	219,695	1,106,230	834,195
Gain (loss) on sale of properties	1,774	2	1,774	(1,303)
Operating income (loss)	86,103	(1,702)	143,968	(130,833)
Other income (expense)
Net loss on derivative instruments	(123,954)	(49,693)	(71,657)	(105,317)
Interest expense, net of capitalized interest	(36,289)	(34,861)	(146,837)	(140,305)
Gain (loss) on extinguishment of debt	—	(124)	—	4,741
Other income (expense)	(577)	(28)	(1,332)	160
Total other expense	(160,820)	(84,706)	(219,826)	(240,721)
Loss before income taxes	(74,717)	(86,408)	(75,858)	(371,554)
Income tax benefit	202,834	31,720	203,304	128,538
Net income (loss) including non-controlling interests	128,117	(54,688)	127,446	(243,016)
Less: Net income attributable to non-controlling interests	3,500	—	3,650	—
Net income (loss) attributable to Oasis	$124,617	$(54,688)	$123,796	$(243,016)
Earnings (loss) per share:
Basic	$0.52	$(0.25)	$0.53	$(1.32)
Diluted	0.52	(0.25)	0.52	(1.32)
Weighted average shares outstanding:
Basic	240,143	217,332	234,986	183,615
Diluted	241,960	217,332	237,875	183,615

OASIS PETROLEUM INC.
SELECTED FINANCIAL AND OPERATIONAL STATS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating results ($ in thousands):
Revenues
Oil	$289,461	$175,107	$913,064	$586,308
Natural gas	40,898	17,158	121,828	38,925
Purchased oil and gas sales	31,072	8,405	87,989	10,272
Midstream revenues	23,813	13,026	72,752	35,406
Well services revenues	19,225	4,295	52,791	33,754
Total revenues	$404,469	$217,991	$1,248,424	$704,665
Production data:
Oil (MBbls)	5,266	3,929	18,818	15,174
Natural gas (MMcf)	8,815	5,764	31,946	19,573
Oil equivalents (MBoe)	6,735	4,890	24,143	18,436
Average daily production (Boepd)	73,207	53,150	66,144	50,372
Average sales prices:
Oil, without derivative settlements (per Bbl)	$54.97	$44.57	$48.52	$38.64
Oil, with derivative settlements (per Bbl)(1)	53.41	46.20	48.00	46.68
Natural gas, without derivative settlements (per Mcf)(2)	4.64	2.98	3.81	1.99
Natural gas, with derivative settlements (per Mcf)(1)(2)	4.72	2.98	3.86	1.99
Costs and expenses (per Boe of production):
Lease operating expenses	$6.42	$7.60	$7.34	$7.35
Marketing, transportation and gathering expenses(3)	2.83	1.66	2.34	1.60
Production taxes	4.13	3.44	3.65	3.07
Depreciation, depletion and amortization	21.76	24.43	21.99	25.84
General and administrative expenses(4)	3.66	4.71	3.80	4.85
__________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances and purchased oil and gas expenses.

(4)
For the year ended December 31, 2017, certain well services direct field labor compensation expenses are included in well services operating expenses on our Consolidated Statements of Operations, which were previously recognized in general and administrative expenses on our Consolidated Statements of Operations. For the years ended December 31, 2016 and 2015, well services operating expenses have been adjusted to include $2.9 million and $3.7 million, respectively, which were previously recognized in general and administrative expenses on our Consolidated Statements of Operations.

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income (loss) including non-controlling interests	$127,446	$(243,016)
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	530,802	476,331
Gain on extinguishment of debt	—	(4,741)
(Gain) loss on sale of properties	(1,774)	1,303
Impairment	6,887	4,684
Deferred income taxes	(202,884)	(128,538)
Derivative instruments	71,657	105,317
Equity-based compensation expenses	26,534	24,103
Deferred financing costs amortization and other	18,311	14,334
Working capital and other changes:
Change in accounts receivable, net	(158,587)	(11,923)
Change in inventory	(2,501)	254
Change in prepaid expenses	(838)	(295)
Change in other current assets	148	(305)
Change in long-term inventory and other assets	(12,143)	(151)
Change in accounts payable, interest payable and accrued liabilities	115,308	(13,839)
Change in other current liabilities	(10,450)	4,490
Change in other liabilities	(40)	10
Net cash provided by operating activities	507,876	228,018
Cash flows from investing activities:
Capital expenditures	(647,349)	(426,256)
Acquisitions	(61,874)	(781,522)
Proceeds from sale of properties	5,774	12,333
Costs related to sale of properties	(366)	(310)
Derivative settlements	(8,264)	121,977
Advances from joint interest partners	(2,681)	2,950
Net cash used in investing activities	(714,760)	(1,070,828)
Cash flows from financing activities:
Proceeds from Revolving Credit Facilities	1,162,000	1,407,000
Principal payments on Revolving Credit Facilities	(1,377,000)	(1,182,000)
Repurchase of senior unsecured notes	—	(435,907)
Proceeds from issuance of senior unsecured convertible notes	—	300,000
Deferred financing costs	(2,714)	(9,127)
Proceeds from sale of common stock	302,191	766,670
Proceeds from sale of Oasis Midstream common units, net of offering costs	134,185	—
Purchases of treasury stock	(6,229)	(2,330)
Other	(55)	—
Net cash provided by financing activities	212,378	844,306
Increase in cash and cash equivalents	5,494	1,496
Cash and cash equivalents:
Beginning of period	11,226	9,730
End of period	$16,720	$11,226
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$154,980	$138,248
Cash paid for taxes	12	—
Cash received for income tax refunds	281	5
Supplemental non-cash transactions:
Change in accrued capital expenditures	$83,508	$(43,415)
Change in asset retirement obligations	(789)	3,810
Note receivable from divestiture	—	4,000
Installment notes from acquisition	4,875	—

Non-GAAP Financial Measures
Cash Interest Reconciliation
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Interest expense	$36,289	$34,861	$146,837	$140,305
Capitalized interest	4,024	3,165	12,797	16,848
Amortization of deferred financing costs	(1,779)	(1,715)	(6,907)	(9,757)
Amortization of debt discount	(2,654)	(2,409)	(10,080)	(2,709)
Cash Interest	$35,880	$33,902	$142,647	$144,687
Adjusted EBITDA and Free Cash Flow Reconciliations
Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.

The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Net income (loss) including non-controlling interests	$128,117	$(54,688)	$127,446	$(243,016)
(Gain) loss on sale of properties	(1,774)	(2)	(1,774)	1,303
(Gain) loss on extinguishment of debt	—	124	—	(4,741)
Net loss on derivative instruments	123,954	49,693	71,657	105,317
Derivative settlements(1)	(7,460)	6,401	(8,264)	121,977
Interest expense, net of capitalized interest	36,289	34,861	146,837	140,305
Depreciation, depletion and amortization	146,556	119,446	530,802	476,331
Impairment	866	717	6,887	4,684
Exploration expenses	7,590	593	11,600	1,785
Equity-based compensation expenses	6,083	5,342	26,534	24,103
Income tax benefit	(202,834)	(31,720)	(203,304)	(128,538)
Other non-cash adjustments	(1,236)	93	(745)	790
Adjusted EBITDA	236,151	130,860	707,676	500,300
Adjusted EBITDA attributable to non-controlling interests	3,714	—	3,904	—
Adjusted EBITDA attributable to Oasis	232,437	130,860	703,772	500,300
Cash Interest	(35,880)	(33,902)	(142,647)	(144,687)
Capital expenditures(2)	(313,060)	(883,831)	(836,204)	(1,181,527)
Capitalized interest	4,024	3,165	12,797	16,848
Free Cash Flow	$(112,479)	$(783,708)	$(262,282)	$(809,066)

Net cash provided by operating activities	$209,139	$104,599	$507,876	$228,018
Derivative settlements(1)	(7,460)	6,401	(8,264)	121,977
Interest expense, net of capitalized interest	36,289	34,861	146,837	140,305
Exploration expenses	7,590	593	11,600	1,785
Deferred financing costs amortization and other	(5,645)	(4,160)	(18,311)	(14,334)
Current tax expense	(421)	—	(421)	—
Changes in working capital	(2,105)	(11,527)	69,104	21,759
Other non-cash adjustments	(1,236)	93	(745)	790
Adjusted EBITDA	236,151	130,860	707,676	500,300
Adjusted EBITDA attributable to non-controlling interests	3,714	—	3,904	—
Adjusted EBITDA attributable to Oasis	232,437	130,860	703,772	500,300
Cash Interest	(35,880)	(33,902)	(142,647)	(144,687)
Capital expenditures(2)	(313,060)	(883,831)	(836,204)	(1,181,527)
Capitalized interest	4,024	3,165	12,797	16,848
Free Cash Flow	$(112,479)	$(783,708)	$(262,282)	$(809,066)
____________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statements of cash flows are presented on a cash basis. Acquisitions totaled $48.2 million and $54.0 million for the fourth quarter and full year 2017, respectively, and $768.0 million and $781.5 million for the fourth quarter and full year 2016, respectively.

Segment Adjusted EBITDA Reconciliations
The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Loss before income taxes including non-controlling interests	$(107,130)	$(105,395)	$(179,129)	$(436,469)
(Gain) loss on sale of properties	(1,774)	(2)	(1,774)	1,661
(Gain) loss on extinguishment of debt	—	124	—	(4,741)
Net loss on derivative instruments	123,954	49,693	71,657	105,317
Derivative settlements(1)	(7,460)	6,401	(8,264)	121,977
Interest expense, net of capitalized interest	36,289	34,861	146,818	140,305
Depreciation, depletion and amortization	143,033	117,346	519,853	467,894
Impairment	866	717	6,887	2,253
Exploration expenses	7,590	593	11,600	1,785
Equity-based compensation expenses	5,695	5,152	25,436	23,346
Other non-cash adjustments	(1,303)	21	(812)	718
Adjusted EBITDA	$199,760	$109,511	$592,272	$424,046
____________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Income before income taxes including non-controlling interests	$33,294	$19,132	$102,340	$68,394
Gain on sale of properties	—	—	—	(358)
Interest expense, net of capitalized interest	—	—	19	—
Depreciation, depletion and amortization	4,625	3,200	15,999	8,525
Impairment	—	—	—	2,431
Equity-based compensation expenses	357	249	1,461	911
Other non-cash adjustments	—	10	—	10
Adjusted EBITDA	$38,276	$22,591	$119,819	$79,913

Well Services
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Income before income taxes including non-controlling interests	$5,897	$10	$15,091	$3,471
Depreciation, depletion and amortization	3,522	3,287	12,939	14,892
Equity-based compensation expenses	249	262	1,264	1,515
Other non-cash adjustments	67	62	67	62
Adjusted EBITDA	$9,735	$3,621	$29,361	$19,940

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash and non-recurring charges, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items, excluding net income attributable to non-controlling interests, in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$124,617	$(54,688)	$123,796	$(243,016)
Tax reform rate change adjustments	(171,900)	—	(171,900)	—
(Gain) loss on sale of properties	(1,774)	(2)	(1,774)	1,303
(Gain) loss on extinguishment of debt	—	124	—	(4,741)
Net loss on derivative instruments	123,954	49,693	71,657	105,317
Derivative settlements(1)	(7,460)	6,401	(8,264)	121,977
Impairment	866	717	6,887	4,684
Amortization of deferred financing costs(2)	1,779	1,715	6,907	9,757
Amortization of debt discount	2,654	2,409	10,080	2,709
Other non-cash adjustments	(1,236)	93	(745)	790
Tax impact(3)	(44,425)	(22,882)	(31,696)	(90,480)
Adjusted Net Income (Loss) Attributable to Oasis	$27,075	$(16,420)	$4,948	$(91,700)

Diluted earnings (loss) attributable to Oasis per share	$0.52	$(0.25)	$0.52	$(1.32)
Tax reform rate change adjustments	(0.71)	—	(0.72)	—
(Gain) loss on sale of properties	(0.01)	—	(0.01)	0.01
(Gain) loss on extinguishment of debt	—	—	—	(0.03)
Net loss on derivative instruments	0.51	0.23	0.30	0.57
Derivative settlements(1)	(0.03)	0.03	(0.03)	0.66
Impairment	—	—	0.03	0.03
Amortization of deferred financing costs(2)	0.01	0.01	0.03	0.05
Amortization of debt discount	0.01	0.01	0.04	0.01
Other non-cash adjustments	(0.01)	—	—	—
Tax impact(3)	(0.17)	(0.11)	(0.14)	(0.48)
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$0.12	$(0.08)	$0.02	$(0.50)

Diluted weighted average shares outstanding	241,960	217,332	237,875	183,615

Effective tax rate applicable to adjustment items	37.4%	37.4%	37.4%	37.4%
____________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
As of December 31, 2016, Adjusted Net Income (Loss) Attributable to Oasis includes the non-cash adjustment for amortization of deferred financing costs. Comparative periods have been conformed. The amortization of deferred financing costs is included in interest expense on the Company’s Consolidated Statements of Operations.

(3)
The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items. The tax impact was not computed for the tax reform rate change adjustments.